Exhibit 10.19

FOURTH AMENDMENT
TO
SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 13th day of August, 2008, by and between Silicon Valley Bank (“Bank”) and QUICKLOGIC CORPORATION, a Delaware corporation (“Borrower”) whose address is 1277 Orleans Drive, Sunnyvale, California 94089-1138

RECITALS

A.            Borrower and Bank have previously entered into that certain Second Amended and Restated Loan and Security Agreement dated as of June 30, 2006 (as amended by that First Amendment to Second Amended and Restated Loan and Security Agreement dated June 27, 2007, that Second Amendment to Second Amended and Restated Loan and Security Agreement dated June 27, 2008, and that Third Amendment to Second Amended and Restated Loan and Security Agreement dated July 31, 2008 and as the same may from time to time be further amended, modified, supplemented or restated, collectively, the “Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank amend the Loan Agreement to (i) increase the Committed Non-Formula Revolving Line, (ii) extend the Revolving Line Maturity Date, and (iii) make certain other modifications to the Loan Agreement as more fully set forth herein.

D.            Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Amendments to Loan Agreement.

2.1          Section 2.1.2 (Advances). Section 2.1.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

“2.1.2     Requesting Advances.

(a)           Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, each Advance shall be made upon Borrower’s irrevocable written notice delivered to Bank, by original document, facsimile or electronic delivery, in the form of a Payment/Advance Form attached as Exhibit B (the “Notice of Borrowing”), each executed by a Responsible Officer of Borrower or his or her designee or without written instructions if the Advances are necessary to meet Obligations which have become due.  Bank will credit Advances to Borrower’s deposit account.  Each Advance shall, at Borrower’s option in accordance with the terms of this Agreement, be either in the form of a Prime Rate Advance or a LIBOR Advance.  Bank may make Advances under this Agreement without instructions if the Advances are necessary to meet Obligations which have become due.  Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.  Such Notice of Borrowing must be received by Bank prior to 11:00 a.m. Pacific time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Advances, and (ii) at least one (1) Business Day prior to the requested Funding Date, in the case of Prime Rate Advances, specifying:

(1)           the amount of the Advance, which, if a LIBOR Advance is requested, shall be in an aggregate minimum principal amount of $500,000 or in any integral multiple of $100,000 in excess thereof;

(2)           the requested Funding Date;

(3)           whether the Advance is to be comprised of LIBOR Advances or Prime Rate Advances; and

(4)           the duration of the Interest Period applicable to any such LIBOR Advances included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Advance comprised of LIBOR Advances, such Interest Period shall be one (1) month.

The proceeds of all such Advances will then be made available to Borrower on the Funding Date by Bank by transfer to the Deposit Account designated by Borrower and, subsequently, by wire transfer to such other account as Borrower may instruct in the Notice of Borrowing.  No Advances shall be deemed made to Borrower, and no interest shall accrue on any such Advance, until the related funds have been deposited in the Deposit Account designated by Borrower.

(b)           Conversion and Continuation Elections.

(i)            So long as (x) no Event of Default or Default exists; (y) Borrower shall not have sent any notice of termination of this Agreement; and (z) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower’s requests for LIBOR Advances, Borrower may, upon irrevocable written notice to Bank:

(1)           elect to convert on any Business Day, Prime Rate Advances in an amount equal to $500,000 or any integral multiple of $100,000 in excess thereof into LIBOR Advances;

(2)           elect to continue on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date (or any part thereof in an amount equal to $500,000 or any integral multiple of $100,000 in excess thereof); provided that if the aggregate amount of LIBOR Advances shall have been reduced, by payment, prepayment, or conversion of part thereof, to be less than $500,000, such LIBOR Advances shall automatically convert into Prime Rate Advances, and on and after such date the right of Borrower to continue such Advances as, and convert such Advances into, LIBOR Advances shall terminate; or

(3)           elect to convert on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date (or any part thereof in an amount equal to $500,000 or any integral multiple of $100,000 in excess thereof) into Prime Rate Advances.

(ii)            Borrower shall deliver a Notice of Conversion/Continuation in accordance with Section 10 to be received by Bank prior to 11:00 a.m. Pacific time at least (i) three (3) Business Days in advance of the Conversion Date or Continuation Date, if any Advances are to be converted into or continued as LIBOR Advances; and (ii) one (1) Business Day in advance of the Conversion Date, if any Advances are to be converted into Prime Rate Advances, in each case specifying the:

(1)           proposed Conversion Date or Continuation Date;

(2)           aggregate amount of the Advances to be converted or continued which, if any Advances are to be converted into or continued as LIBOR Advances, shall be in an aggregate minimum principal amount of $500,000 or in any integral multiple of $100,000 in excess thereof;

(3)           nature of the proposed conversion or continuation; and

(4)           duration of the requested Interest Period.

(iii)           If upon the expiration of any Interest Period applicable to any LIBOR Advances, Borrower shall have timely failed to select a new Interest Period to be applicable to such LIBOR Advances, Borrower shall be deemed to have elected to convert such LIBOR Advances into Prime Rate Advances.

(iv)           Any LIBOR Advances shall, at Bank’s option, convert into Prime Rate Advances in the event that (i) an Event of Default or Default shall exist, or (ii) the aggregate principal amount of the Prime Rate Advances which have been previously converted to LIBOR Advances, or the aggregate principal amount of existing LIBOR Advances continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed the Committed Non-Formula Revolving Line.  Borrower agrees to pay Bank, upon demand by Bank (or Bank may, at its option, charge the Borrower’s Deposit Account or any other account Borrower maintains with Bank) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost, or expense incurred by Bank, as a result of the conversion of LIBOR Advances to Prime Rate Advances pursuant to any of the foregoing.

(v)            Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR market to fund any LIBOR Advances, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Advances.”

2.2          Section 2.1.6 (Prepayment and Repayment).  Section 2.1.6 is amended in its entirety and replaced with the following:

“2.1.6     Prepayment and Repayment.

“(a)         Prepayment and Repayment of Prime Rate Advances.  Borrower may prepay any or all amounts owing under the Committed Non-Formula Revolving Line without penalty or premium by paying all principal and accrued interest as of the date of prepayment.

(b)           Prepayment and Repayment of LIBOR Advances.  Borrower may, upon three (3) business days written notice to Bank, prepay any or all amounts owing under the Committed Non-Formula Revolving Line provided Borrower pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the prepaid portion of the Committed Non-Formula Revolving Line through the date the prepayment is made; (ii)  the amount of the Committed Non-Formula Revolving Line which Borrower elected to prepay plus any other amounts due and payable to Bank on such date, pursuant to this Agreement;  and (iii) all other sums owing to Bank, including Bank Expenses, and all other fees and expenses incurred pursuant to Section 3.4(a), that shall have become due and payable hereunder with respect to this Agreement.”

2.3          Section 2.1.7 (Equipment Advances).  Section 2.1.7 is amended in its entirety and replaced with the following:

“2.1.7    [Intentionally Omitted.]”

2.4          Section 2.1.8 (Second Equipment Advances).  Section 2.1.8 is amended in its entirety and replaced with the following:

“2.1.8    [Intentionally Omitted.]”

2.5          Section 2.3  (Interest Rate; Payments).  Section 2.3 is amended in its entirety and replaced with the following:

“(a)         Choice of Advances.  Each Advance shall, at Borrower’s option in accordance with the terms of this Agreement, be either in the form of a Prime Rate Advance or a LIBOR Advance; provided that in no event shall Borrower maintain at any time LIBOR Advances having more than five (5) different

Interest Periods. Borrower shall pay interest accrued on the Advances at the rates and in the manner set forth in Section 2.3(b)(i).

(b)           Interest Computation.  Interest on the Credit Extensions and all fees payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues.  In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

(c)           Interest Rates.  Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to (A) with respect to Prime Rate Advances, the greater of: (y) six percent (6.00%) and (z) the Prime Rate plus the Prime Rate Margin, or (B) the LIBOR Rate plus the LIBOR Rate Margin, as the case may be.  On and after the expiration of any Interest Period applicable to any LIBOR Advance outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the Effective Amount of such LIBOR Advance shall, during the continuance of such Event of Default or after acceleration, bear interest in accordance with Section 2.3(d).

(d)           Default Interest.  Except as otherwise provided in Section 2.3(b)(i), after an Event of Default, Obligations shall bear interest five percent (5.00%) above the rate effective immediately before the Event of Default (the “Default Rate”).  Payment or acceptance of the increased interest provided in this Section 2.3(d) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(e)           Payments.  Interest due on each Advance shall be paid in arrears each Interest Payment Date.  Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof.  All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Maturity Date. Bank may debit any of Borrower’s deposit accounts for principal and interest payments owing under this Agreement or any amounts Borrower owes Bank.  Bank will promptly notify Borrower when it debits Borrower’s accounts.  Debits initiated by the Bank shall generally be made prior to 12:00 noon Pacific time. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue, however solely making such payment on the next Business Day shall not result in an Event of Default.

(f)            Prime Rate Advances.  Each change in the interest rate of the Prime Rate Advances based on changes in the Prime Rate shall be effective on the effective date of such change and to the extent of such change.  Bank shall use its best efforts to give Borrower prompt notice of any such change in the

Prime Rate; provided, however, that any failure by Bank to provide Borrower with notice hereunder shall not affect Bank’s right to make changes in the interest rate of the Prime Rate Advances based on changes in the Prime Rate.

(g)           LIBOR Advances.  The interest rate applicable to each LIBOR Advance shall be determined in accordance with Section 3.3(a) hereunder. Subject to Sections 3.3 and 3.4, such rate shall apply during the entire Interest Period applicable to such LIBOR Advance, and interest calculated thereon shall be payable on the Interest Payment Date applicable to such LIBOR Advance.”

2.6          Section 2.4  (Fees).  Section 2.4(c) is amended in its entirety and replaced with the following:

“(c)         Line of Credit Fee.  A fee equal to $25,000 (the “Line of Credit Fee”) due, payable and fully earned on August 13, 2008.”

2.7          Section 2.4  (Fees).  Section 2.4 is amended to hereby add the following clause (e):

“(e)         Unused Line Fee.  A fee payable quarterly, in arrears, on a calendar year basis, in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Committed Non-Formula Revolving Line, as determined by Bank.”

2.8          Section 3 (Conditions).  Section 3 is amended to hereby add the following new Sections 3.3 and 3.4:

“3.3       Special Provisions Governing LIBOR Advances. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Advances as to the matters covered:

(a)          Determination of Applicable Interest Rate.  As soon as practicable on each Interest Rate Determination Date, Bank shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Advances for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower.

(b)          Inability to Determine Applicable Interest Rate.  In the event that Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Advance, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Advance on the basis provided for in the definition of LIBOR, Bank shall on such date give notice (by facsimile or by telephone confirmed in writing) to Borrower of such determination, whereupon (i) no Advances may be made as, or converted to, LIBOR Advances until such time as Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to Advances in respect of which such determination was made shall be deemed to be (y) rescinded by Borrower, and (z) a request for a Prime Rate Advance.

(c)          Compensation for Breakage or Non-Commencement of Interest Periods.  Borrower shall compensate Bank, upon written request by Bank (which request shall set forth the manner and method of computing such compensation), for all reasonable losses, expenses and liabilities, if any (including any interest paid by Bank to lenders of funds borrowed by it to make or carry its LIBOR Advances and any loss, expense or liability incurred by Bank in connection with the liquidation or re-employment of such funds) such that Bank may incur: (i) if for any reason (other than a default by Bank or due to any failure of Bank to fund LIBOR Advances due to impracticability or illegality under Sections 3.4(d) and 3.4(e)) a borrowing or a conversion to or continuation of any LIBOR Advance does not occur on a date specified in a Notice of Borrowing or a Notice of Conversion/Continuation, as the case may be, or (ii) if any principal payment or any conversion of any of its LIBOR Advances occurs under Section 3.4(a), on a date prior to the last day of an Interest Period applicable to that Advance.

(d)          Assumptions Concerning Funding of LIBOR Advances.  Calculation of all amounts payable to Bank under this Section 3.3 and under Section 2.12 shall be made as though Bank had actually funded each of its relevant LIBOR Advances through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of LIBOR Rate in an amount equal to the amount of such LIBOR Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund each of its LIBOR Advances in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 3.3 and under Section 2.1.2.

(e)          LIBOR Advances After Default.  After the occurrence and during the continuance of an Event of Default, (i) Borrower may not elect to have an Advance be made or continued as, or converted to, a LIBOR Advance after the expiration of any Interest Period then in effect for such Advance and (ii) subject to the provisions of Section 3.3(c), any Notice of Conversion/Continuation given by Borrower with respect to a requested conversion/continuation that has not yet occurred shall be deemed to be rescinded by Borrower and be deemed a request to convert or continue Advances referred to therein as Prime Rate Advances.

“3.4       Additional Requirements/Provisions Regarding LIBOR Advances.

(a)          If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Advance prior to the last day of the Interest Period for such Advance, Borrower shall immediately notify Borrower’s account officer at Bank and, on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets, the offshore currency markets, or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion.  Bank’s determination as to such amount shall be conclusive absent manifest error.

(b)          Borrower shall pay Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case resulting from any Regulatory Change which:

(i)             changes the basis of taxation of any amounts payable to Bank under this Agreement in respect of any Advances (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which Bank has its principal office);

(ii)            imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, or other liabilities of Bank (including any Advances or any deposits referred to in the definition of LIBOR); or

(iii)           imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

Bank will notify Borrower of any event occurring after the Closing Date which will entitle Bank to compensation pursuant to this Section 3.4 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.  Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section 3.4.  Determinations and allocations by Bank for purposes of this Section 3.4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances, of making or maintaining Advances, or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

(c)          If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation, or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a “Parent”) as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change, or compliance (taking into consideration policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within fifteen (15) days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction.  A statement of Bank claiming compensation under this Section 3.4(c) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

(d)          If, at any time, Bank, in its sole and absolute discretion, determines that (i) the amount of LIBOR Advances for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) LIBOR does not accurately reflect the cost to Bank of lending the LIBOR Advances, then Bank shall promptly give notice thereof to Borrower.  Upon the giving of such notice, Bank’s obligation to make the LIBOR Advances shall terminate; provided, however, Advances shall not terminate if Bank and Borrower agree in writing to a different interest rate applicable to LIBOR Advances.

(e)          If it shall become unlawful for Bank to continue to fund or maintain any LIBOR Advances, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 3.4(a)).  Notwithstanding the foregoing, to the extent a determination by Bank as described above relates to a LIBOR Advance then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of Section 3.3(c), to (i) rescind such Notice of Borrowing or Notice of Conversion/Continuation by giving notice (electronically, by facsimile or by telephone confirmed in writing) to Bank of such rescission on the date on which Bank gives notice of its determination as described above, or (ii) modify such Notice of Borrowing or Notice of Conversion/Continuation to obtain a Prime Rate Advance or to have outstanding Advances converted into or continued as Prime Rate Advances by giving notice (electronically, by facsimile or by telephone confirmed in writing) to Bank of such modification on the date on which Bank gives notice of its determination as described above.”

2.9          Section 5.9 (Use of Proceeds).  Section 5.9 is amended in its entirety and replaced with the following:

“5.9        Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions for general corporate purposes and as additional working capital.  Borrower shall not use any proceeds of the Credit Extensions for personal, family, household or agricultural purposes.”

2.10        Section 6.7 (Deposit and Investment Accounts).  Section 6.7 is amended in its entirety and replaced with the following:

“6.7        Deposit and Investment Accounts.

                Borrower will maintain 95% of its cash and Cash Equivalents held in the United States or its territories, in depository, investment and operating accounts with Bank and Bank’s affiliates which shall be held in the form of cash and such other investments as are consistent with Borrower’s investment policy as approved by its Board of Directors.”

2.11        Section 6.8 (Financial Covenants).  Section 6.8 is amended in its entirety and replaced with the following:

“6.8        Financial Covenants.  Borrower will maintain as of the last day of each month:

                (a)           Tangible Net Worth.  A Tangible Net Worth of at least $17,000,000.

                (b)           Quick Ratio (Adjusted).  A ratio of Quick Assets to Obligations of at least 2.00 to 1.00.”

2.12        Section 6.9 (Protection of Intellectual Property Right).  Section 6.9 is amended in its entirety and replaced with the following:

“6.9       Protection of Intellectual Property Right.

Borrower shall:  (a) protect, defend and maintain the validity and enforceability of its material intellectual property; (b) promptly advise Bank in writing of material infringements of its intellectual property; and (c) not allow any intellectual property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.  Notwithstanding anything to the contrary contained in this section, Borrower confirms that on June 28, 2004, Bank and Borrower entered into a Negative Pledge Agreement in which Borrower agreed, subject to certain exceptions, not to encumber its Intellectual Property.”

2.13        Section 6.10 (Control Agreements).  Section 6.10 is amended in its entirety and replaced with the following:

“6.10     Control Agreements.

With respect to deposit accounts or investment accounts maintained at domestic financial institutions other than Bank, within 10 Business Days of the opening of any such deposit account or investment account, Borrower will execute and deliver to Bank, control agreements in form satisfactory to Bank in order for Bank to perfect its security interest in Borrower’s deposit accounts or investment accounts.”

2.14                        Section 9.1(a) (Rights and Remedies).  Section 9.1(a) is amended in its entirety and replaced with the following:

“(a)                            Declare all Obligations, immediately due and payable (but if an event of Default described in Section 8.5 occurs, all Obligations are immediately due and payable without any action by Bank).”

2.15                        Section 10 (Notices).  Section 10 is amended in its entirety and replaced with the following:

“10.                     Notices.

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Bank or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Quicklogic Corporation
1277 Orleans Drive, Sunnyvale
California 94089-1138
Attn: Patricia Hart
Fax: (408) 990-4040
Email: phart@quicklogic.com

If to Bank:	Silicon Valley Bank
3003 Tasman Drive
Santa Clara, California 95054
Attn: Rick Freeman
Fax: (415) 856-0810
Email: rfreeman@svb.com

2.16                        Section 13 (Definitions).

2.16.1              The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Advance” or “Advances” is a Prime Rate Advance, a LIBOR Advance, or both, as the context requires.

“Business Day” is any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close, except that if any determination of a

“Business Day” shall relate to a LIBOR Advance, the term “Business Day” shall also mean a day on which dealings are carried on in the London interbank market.

“Committed Non-Formula Revolving Line” is Non-Formula Advances of up to $6,000,000.

“Credit Extension” is each Non-Formula Advance, Letter of Credit, Exchange Contract, or any other extension of credit by Bank for Borrower’s benefit.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, equipment, tenant improvements, furniture, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

 “Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods any returned goods and other proceeds (including insurance proceeds) and any documents of title representing any of the above.

“Quick Assets” is, on any date, Borrower’s unrestricted cash, Cash Equivalents, net billed accounts receivable, and investments with maturities of fewer than 12 months and long-term investments with maturities of more than 12 months held at Bank or its affiliates, determined according to GAAP.”

“Revolving Maturity Date” is June 30, 2010.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, and Copyrights, (ii) Total Liabilities.

The following terms and their respective definitions are added to Section 13.1 in the appropriate alphabetical order:

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Continuation Date” means any date on which Borrower elects to continue a LIBOR Advance into another Interest Period.

“Conversion Date” means any date on which Borrower elects to convert a Prime Rate Advance to a LIBOR Advance or a LIBOR Advance to a Prime Rate Advance.

 “Effective Amount” means with respect to any Advances on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowing and prepayments or repayments thereof occurring on such date.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Interest Payment Date” means (i) with respect to any LIBOR Advance, the last day of each Interest Period applicable to such LIBOR Advance, provided, however, if any Interest Period is longer than three (3) months, then interest on the applicable LIBOR Advance shall be payable at three (3) month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period; and (ii) with respect to Prime Rate Advances, the first (1st) day of each month (or, if the first day of the month does not fall on a Business Day, then on the first Business Day following such date), and each date a Prime Rate Advance is converted into a LIBOR Advance to the extent of the amount converted to a LIBOR Advance.

“Interest Period” means, as to any LIBOR Advance, the period commencing on the date of such LIBOR Advance, or on the conversion/continuation date on which the LIBOR Advance is converted into or continued as a LIBOR Advance, and ending on the date that is one (1), two (2), three (3), six (6), nine (9), or twelve (12) months thereafter, in each case as Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that (a) no Interest Period with respect to any LIBOR Advance shall end later than the Revolving Maturity Date, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Advance, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.

“Interest Rate Determination Date” means each date for calculating the LIBOR for purposes of determining the interest rate in respect of an Interest Period.  The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Advance.

“LIBOR Rate” means, for each Interest Period in respect of LIBOR Advances comprising part of the same Advances, an interest rate per annum (rounded upward to the nearest 1/16th of one percent (0.0625%)) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period.

“LIBOR Rate Margin” is three and one half percent (3.50%).

“LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for any Advance to be made, continued as or converted into a LIBOR Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in United States Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 1/100th of one percent (0.01%)) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.

“LIBOR Advance” means an Advance that bears interest based at the LIBOR Rate.

“Line of Credit Fee” shall have the meaning set forth for such term in Section 2.4(c).

“Notice of Borrowing” shall have the meaning set forth for such term in Section 2.1.2(a).

“Notice of Conversion/Continuation” means a notice given by Borrower to Bank in accordance with Section 2.1.2, substantially in the form of Exhibit E, with appropriate insertions.

“Prime Rate Advance” means a Non-Formula Advances that bears interest at the rate set forth in Section 2.3(b)(i)(A).

“Prime Rate Margin” is one percent (1.00%).

“Payment/Advance Form” means a Notice of Borrowing given by Borrower to Bank in accordance with Section 2.1.2, substantially in the form of Exhibit B, with appropriate insertions.

“Regulatory Change” means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state, or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives, or requests applying to a class of lenders including Bank, of or under any United States federal or state, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Reserve Requirement” means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D against “Eurocurrency liabilities” (as such term is used in Regulation D) by member banks of the Federal Reserve System.  Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of LIBOR or (b) any category of extensions of credit or other assets which include Advances.

2.16.2              The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety:

“Committed Equipment Line”

“Current Liabilities”

“Deferred Revenue”

“Eligible Equipment”

“Equipment Advance”

“Equipment Availability End Date”

“Equipment Advance(s)”

“Equipment Line Fee”

“Financed Equipment”

“Fixed Rate Advances”

“Second Equipment Availability End Date”

“Second Equipment Advance”

“Second Equipment Line Closing Date”

“Second Equipment Line”

“Second Equipment Line Maturity Date”

“Treasury Rate”

“Treasury Note Maturity”

2.17                        Exhibit A (Collateral Description). The Collateral Description attached as Exhibit A to the Loan Agreement is hereby amended in its entirety and replaced with the form of Exhibit A attached to this Amendment.

2.18                        Exhibit B (Notice of Borrowing).  The Payment/Advance Form attached as Exhibit B to the Loan Agreement is hereby amended in its entirety and replaced with the form of Exhibit B attached to this Amendment.

2.19                        Exhibit C (Compliance Certificate).  The Compliance Certificate attached as Exhibit C to the Loan Agreement is hereby amended in its entirety and replaced with the form of Exhibit C attached to this Amendment.

2.20                        Exhibit E (Notice of Conversion/Continuation).  The Notice of Conversion/Continuation following attached to this Amendment is hereby added as Exhibit E to the Loan Agreement.

3.                                      Limitation of Amendments.

3.1                               The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               The organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                                      Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s repayment in full in cash of all outstanding Equipment Advances and Second Equipment Advances, (c) Borrower’s payment of the Line of Credit Fee.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		QUICKLOGIC CORPORATION

BY:	/s/ Rick Freeman	BY:	/s/ Carl M. Mills
NAME:	Rick Freeman	NAME:	Carl M. Mills
TITLE:	Relationship Manager	TITLE:	Vice President Finance & CFO

EXHIBIT A

COLLATERAL DESCRIPTION

QUICKLOGIC CORPORATION

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing; and

Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Bank’s prior written consent.

EXHIBIT B

FORM OF NOTICE OF BORROWING

QUICKLOGIC CORPORATION

Date:

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054
Attention: Corporate Services Department

RE:

Second Amended and Restated Loan and Security Agreement dated as of June 30, 2006 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between Quicklogic Corporation (“Borrower”), and Silicon Valley Bank (the “Bank”)

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to Section 2.1.2(a) of the Loan Agreement, of the borrowing of an Advance.

1.                                      The Funding Date, which shall be a Business Day, of the requested borrowing is                               .

2.                                      The aggregate amount of the requested borrowing is $                          .

3.                                      The requested Advance shall consist of $                       of Prime Rate Advances and $             of LIBOR Advances.

4.                                      The duration of the Interest Period for the LIBOR Advances included in the requested Advance shall be                      months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Advance before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

(a)                                  all representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof;

(b)                                  no Default or Event of Default has occurred and is continuing, or would result from such proposed Advance; and

(c)                                  the requested Advance will not cause the aggregate principal amount of the outstanding Advances to exceed, as of the designated Funding Date, (i) the Committed Non-Formula Revolving Line minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the aggregate outstanding Advances.

BORROWER	QUICKLOGIC CORPORATION

By:
Name:
Title:

For internal Bank use only

LIBOR Pricing Date	LIBOR	LIBOR Variance	Maturity Date
%

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

QUICKLOGIC CORPORATION

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	QUICKLOGIC CORPORATION
1227 Orleans Drive
Sunnyvale, CA 94089-1138

The undersigned authorized officer of QuickLogic Corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date, except for representations and warranties made as of a specific earlier date, which are to be true and correct in all material respects as of such earlier date.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter, footnotes or year end adjustments.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting and Financial Covenants	Required	Complies
Monthly financial statements + CC	Monthly within 45 days	☐ Yes	☐ No
Annual (Audited)	Annual within 120 of FYE	☐ Yes	☐ No
Board Approved Projections	Prior to December 20th	☐ Yes	☐ No
Accounts Payable and Accounts Receivable Listings	Within 30 days of the end of each month	☐ Yes	☐ No
10-Q, 10-K, and 8-K	Within 5 days after filing with SEC	☐ Yes	☐ No
Minimum Tangible Net Worth	Monthly; $17,000,000	☐ Yes	☐ No
Quick Ratio Adjusted	2.00 to 1.00	☐ Yes	☐ No

Have there been updates to Borrower’s intellectual property, if appropriate?		☐ Yes	☐ No

The following financial covenant analys[is][es] and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

[Signature page follows]

QUICKLOGIC CORPORATION	BANK USE ONLY

By:	Received by:

Name:	AUTHORIZED SIGNER

Title:	Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status: ☐ Yes ☐ No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:	________________

I.	Tangible Net Worth (Section 6.8(a))

Required:	$17,000,000

Actual:

A.	Value of Line I. (Tangible Net Worth)	$	________

Is line A equal to or greater than $17,000,000?

	☐ No, not in compliance ☐	Yes, in compliance

II.	Adjusted Quick Ratio (Section 6.8(b))

Required:	2:00:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries	$	________

B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$	________

C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and it Subsidiaries held at Bank or its affiliates	$	________

D.	Quick Assets (the sum of lines A through C)	$	________

E.	Aggregate value of Obligations to Bank	$	________

F.	Quick Ratio (line D divided by line E)		________

G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$	________

H.	Line E minus line G	$	________

I.	Adjusted Quick Ratio (line D divided by line H)		________

Is line I equal to or greater than 2.00:1:00?

☐	No, not in compliance	☐	Yes, in compliance

EXHIBIT E

FORM OF NOTICE OF CONVERSION/CONTINUATION

QUICKLOGIC CORPORATION

Date:	________________

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054
Attention:

RE:

Second Amended and Restated Loan and Security Agreement dated as of June 30, 2006 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between Quicklogic Corporation (“Borrower”), and Silicon Valley Bank (the “Bank”)

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.1.2(b) of the Loan Agreement, of the [conversion] [continuation] of the Advances specified herein, that:

1.                                      The date of the [conversion] [continuation] is                                            , 20      .

2.                                      The aggregate amount of the proposed Advances to be [converted] is $                             or [continued] is $              .

3.                                      The Advances are to be [converted into] [continued as] [LIBOR] [Prime Rate] Advances.

4.                                      The duration of the Interest Period for the LIBOR Advances included in the [conversion] [continuation] shall be             months.

The undersigned, on behalf of Borrower, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

(a)                                  all representations and warranties of Borrower stated in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; and

(b)                                  no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

BORROWER	QUICKLOGIC CORPORATION

By:
Name:
Title:

For internal Bank use only

LIBOR Pricing Date	LIBOR	LIBOR Variance	Maturity Date
%

SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	QuickLogic Corporation

LOAN OFFICER:

DATE:	August 13, 2008

	Loan Fee	$

	Documentation Fee	$

	TOTAL FEES DUE	$

{  }  A check for the total amount is attached.

{  }  Debit DDA #                                      for the total amount.

BORROWER:

Authorized Signer	(Date)

SILICON VALLEY BANK

Loan Officer Signature	(Date)